Exhibit 10.4
GUARANTY
     1. The Guaranty. For valuable consideration, the undersigned (“Guarantor”) hereby unconditionally guarantees and promises to pay to Banc of America Leasing & Capital, LLC (“Lender”), or order, on demand, in lawful money of the United States, any and all payment and performance obligations, whether now existing or hereafter arising or matured or contingent (the "Obligations”) of Cronos Containers Inc. (“Borrower”) to Lender under or in respect of (a) that certain Loan and Security Agreement executed by Borrower and Lender dated as of September 9, 2005 (together with all schedules, appendices and other attachments thereto, now existing or hereafter arising, and any renewals, amendments, or extensions thereof, the “LSA”) providing for the financing of equipment (“Equipment”) by Lender to Borrower, or (b) any Note (as defined in the LSA), now existing or hereafter arising, executed by Borrower to the order of Lender pursuant to the LSA, or (c) that certain Container Purchase Agreement executed by Borrower and Lender dated as of September 9, 2005 (together with all schedules, appendices and other attachments thereto, now existing or hereafter arising, and any renewals, amendments, or extensions thereof, the “Purchase Agreement”) (such Purchase Agreement, together with the Notes and the LSA, the “Loan Documents”). The obligations of Guarantor hereunder are independent of the Obligations and exclusive of and in addition to liability under any other guaranty executed by Guarantor for the benefit of Lender or any company related to Lender, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower is joined in any such action or actions.
     2. Authorization of Renewals, Etc. Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate, or otherwise change the time for or amount of any payment, or substitute or exchange Equipment, or otherwise change the terms of the Loan Documents or the Obligations or any other obligations of Borrower to Lender (“Other Obligations”); (b) receive and hold security for the payment of this Guaranty or the Obligations or any Other Obligations, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of, any such security; (c) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and (d) release or substitute any one or more of any endorsers or guarantors of the Obligations. In the event that Borrower and Lender shall agree to an increase in the Committed Equipment Line above $9,900,000 without the written consent of Guarantor, Guarantor’s liability under this Guaranty in respect of principal indebtedness arising under the LSA shall not be increased above $9,900,000.
     3. Waiver of Certain Rights. Guarantor waives any right to require Lender to: (a) proceed against Borrower; (b) proceed against or exhaust any security for the Obligations or any other Obligations, or repossess, dispossess or remarket Equipment, or otherwise mitigate damages; or (c) exercise or pursue any other right or remedy in Lender’s power whatsoever.
     4. Waiver of Certain Defenses. Guarantor waives any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower (other than by payment in full of the Obligations), or any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower, including any of the foregoing arising by virtue of any provision of the U.S. Bankruptcy Code (Title 11, U.S. Code) (the “Bankruptcy Code”).
     5. Waiver of Subrogation and Other Rights and Defenses.
          (a) Until the Obligations and any Other Obligations are paid in full, Guarantor waives (i) any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory, or otherwise), including any claim or right of subrogation under the Bankruptcy Code, arising from the existence or performance of this Guaranty, (ii) any right to enforce any remedy Lender now has or may hereafter have against Borrower and (iii) any benefit of, and any right to participate in, any security now or hereafter held by Lender.
          (b) Guarantor waives any rights and defenses that are or may become available to Guarantor under CC §§2787 to 2855, inclusive. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder.
     6. Waiver of Presentments, Etc. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Obligations (but subject to Section 2 hereof), or any Other Obligations.
     7. Information Relating to Borrower. Guarantor acknowledges and agrees that it has sole responsibility for obtaining from Borrower such information concerning Borrower’s financial condition or business operations or the Equipment as Guarantor may require, and that Lender has no duty at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower or the Equipment.
     8. Representations, Warranties and Covenants. As an inducement to Lender to enter into the LSA, Guarantor hereby makes all representations and warranties attributable to it and agrees to comply with all covenants applicable to it as set forth in the LSA.
     9. Subordination. Any obligations of Borrower to Guarantor, now or hereafter existing, including any obligations to Guarantor as subrogee of Lender or resulting from Guarantor’s performance under this Guaranty, are hereby subordinated to the Obligations and any Other Obligations. Such obligations of Borrower to Guarantor if Lender so requests shall be enforced and performance received by Guarantor as trustee for Lender, and the proceeds thereof shall be paid over to Lender on account of the Obligations and all Other Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.
     10. Borrower’s Authorization. Where Borrower is a corporation, partnership, or limited liability company, it is not necessary for Lender to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
     11. Assignments. Lender may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Loan Documents, the Equipment, the Obligations and this Guaranty, in whole or in part. Guarantor agrees that Lender may disclose to any such assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Loan Documents or the Obligations any information in Lender’s possession concerning Guarantor, this Guaranty and any security for this Guaranty.
     12. Reinstatement of Guaranty. If any payment or transfer of any interest in Equipment by Borrower to Lender is rescinded or must be returned by Lender to Borrower, (a) this Guaranty shall be reinstated with respect to any such payment or transfer, even if this Guaranty was previously returned or canceled, and (b) Guarantor shall remain fully liable with respect to any such amount as if such amount had not been paid by Borrower.
     13. Costs and Expenses. Guarantor agrees to pay all reasonable attorneys’ fees, including allocated costs of Lender’s internal counsel, and all other reasonable costs and expenses Lender may incur (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Lender in any case commenced by or against Guarantor under the Bankruptcy Code or any similar statute. In any litigation required to enforce or arising out of this Guaranty, the party determined by a court of competent jurisdiction to be the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys’ fees and costs relating thereto.
     14. Governing Law; Jurisdiction.
          (a) This Guaranty shall be governed by and construed under the laws of California, to the jurisdiction of the state courts of which, and of the Federal courts in California, Guarantor hereby submits. Nothing contained in this Section 14 shall limit the right of Lender to initiate actions against Guarantor in any other court of competent jurisdiction, nor shall such initiation in one or more jurisdictions preclude such initiation in any other jurisdiction, whether concurrently or not. Guarantor further irrevocably agrees that Lender as guaranteed party at its sole option may bring any action arising out of or in connection with this Guaranty in any competent court in the Grand Duchy of Luxembourg, and hereby submits to the non-exclusive jurisdiction of each such court if so invoked by Lender. Guarantor irrevocably waives any objection which it may have now or hereafter to the laying or the venue of any actions in any such court as is referred to in this Section 14 and any claim that any such actions have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any actions brought in any competent court shall be conclusive and binding upon Guarantor and may be enforced in the courts of any other jurisdiction.
     (b) This Section 14(b) concerns the resolution of any controversies or claims between the parties that the parties are incapable of resolving themselves through good faith negotiation, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (A) this Agreement (including any renewals, extensions or modifications); or (B) any document related to this Agreement (collectively, a “Claim”).
     (i) Without limiting the rights of Lender under Section 14(a), at the request of Guarantor or Lender, any Claim shall be resolved by binding arbitration by JAMS (or such other arbitration organization agreed upon in good faith by the parties hereto) (the

“Arbitrator") in San Francisco, California, or at such other location as is agreed upon by Guarantor and Lender, pursuant to the rules and practices of the Arbitrator. The arbitration will take place on an individual basis without resort to any form of class action.
     (ii) [Intentionally omitted.]
     (iii) All Claims shall be determined by one arbitrator. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction including in any competent court in the Grand Duchy of Luxembourg, to be confirmed, judgment entered and enforced.
     (iv) Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator. The arbitrator shall have the power to award legal fees pursuant to the terms of this Agreement. It is agreed that the prevailing party in any such arbitration arising from or relating to this Agreement shall be entitled to reimbursement of its reasonable costs and expenses, including its attorneys’ fees.
     (v) This Section 14(b) does not limit the right of Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.
     (vi) Each of Lender and Borrower consents to the exercise over it of personal jurisdiction by the arbitrator selected by the Arbitrator to resolve any dispute hereunder, and by the Superior Court in and for the County of San Francisco and the Federal District Court for the Northern District of California.
     (vii) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.
     (viii) By agreeing to binding arbitration, Guarantor and by its acceptance hereof Lender irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated and to the extent allowed by applicable law, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim.

     15. Interpretation. No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver in this Guaranty. The term “including” is not limiting and means “including without limitation”. Section headings are for convenience of reference only and do not affect the interpretation of this Guaranty. The invalidity of any portion of this Guaranty shall not affect the remaining provisions. Where more than one Guarantor executes this Guaranty, all of the provisions hereof shall apply to each of such persons singly, and the obligations of each such person shall be joint and several.
     16. Withholding; Currency. All sums received by Lender under this Guaranty shall be made in United States Dollars, received in full without any set-off or counter-claim by Guarantor free and clear of any deduction or withholding for or on account of any present or future income or other taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever. In the event that any such deduction or withholding from any payment for the account of Lender hereunder shall be required or in the event that any payment on or in relation to any amount received by Lender on account of tax or otherwise shall be required to be made, in each case under any present or future law or regulation or practice, then Guarantor shall forthwith pay to Lender such additional amounts as will result in the receipt or retention by Lender of the same amount which would otherwise have been received or retained by it pursuant to this Guaranty had no such deduction, withholding or payment been made. Any payment or payments made to or for the account of Lender hereunder in a currency (the currency in which the relevant payment is being made hereinafter referred to as the “Relevant Currency”) other than the currency in which it is expressed to be due hereunder (the “Due Currency”) shall only constitute a discharge to Guarantor to the extent of the Due Currency which Lender is able on the date or dates of receipt by Lender of such payment or payments in the Relevant Currency (or in the case of any such date which is not a business day, on the next succeeding business day) to purchase with the amounts so received by Lender in the readily available foreign exchange markets at or about 11:00 am (San Francisco time) on such date or dates after meeting all costs and expenses incurred in effecting such purchase. If the amount of the Due Currency which Lender is so able to purchase falls short of the Due Currency amount originally due to Lender under this Guaranty, Guarantor shall immediately reimburse Lender in the Due Currency any such short fall and shall indemnify Lender against any direct loss or damage arising as a result of a failure to make such reimbursement. This indemnity shall constitute a separate and independent obligation from the other obligations of Guarantor contained in this Guaranty.
     Executed as of September 9, 2005.

Guarantor:
THE CRONOS GROUP, société anonyme
Registered office: L-1882 Luxembourg, 5 rue Guillaume Kroll
R.C. Luxembourg B27 489

By:	/s/ Dennis J. Tietz

Name:	Dennis J. Tietz

Title:	Chief Executive Officer